Salona Global Executes Binding Agreement to Acquire the Physical Medicine Assets of
Biodex Medical Systems, Inc.

____________________

SAN DIEGO, November 29, 2022 - Salona Global Medical Device Corporation ("Salona Global," "SGMD," or the "Company") (TSXV:SGMD) has executed a definitive asset purchase agreement (the "Asset Purchase Agreement") to acquire the physical medicine assets (the "Acquired Assets") of Biodex Medical Systems, Inc. ("Biodex"). As part of the acquisition, at the closing the parties will execute a two-year contract manufacturing  agreement (the "Supply Agreement") with Biodex, which together with the Acquired Assets are expected to generate $26 million annually. The trailing 12-month revenues for the Acquired Assets were $18 million with gross margins of approximately 30%. The Supply Agreement is expected to generate 15% gross margins. Between cash, assets on the balance sheet and its existing debt facility the Company  has sufficient funds to close the acquisition.

A global brand in physical therapy clinics, Biodex offers high tech medical devices to improve patients' mobility, balance and strength. The acquisition would build upon SGMD's strategy to create a fully integrated global medical device company as well as adding a well-known global brand of devices to the Company. The Company is planning a cross-selling strategy post-acquisition with the aim to increase revenues by offering its Mio-Guard athletic training market products to the large existing Biodex customer list while offering the Biodex products into the Company's current sales channels.

Under the terms of the Asset Purchase Agreement signed and dated on November 29, 2022, an indirect wholly owned subsidiary of Salona Global (the "Salona Global Buyer") will acquire the Acquired Assets, including Biodex's brand and all intellectual property for the physical therapy and athletic industries, including inventory. The consideration for the Acquired Assets is US$5 million in cash at closing and up to an additional US$3 million in deferred cash payments contingent on performance of the Acquired Assets during the 12 -month period following closing. The acquisition is subject to customary closing conditions as set forth in the Asset Purchase Agreement.

"This deal looks to add significant revenue and gross profits to Salona Global with no added dilution" said Salona Global Executive Chairman Les Cross. "It is a transformational deal for us as it gives us a global brand and significant further distribution, solidifying our standing within the physical therapy clinic and athletic training room. The acquisition would increase our revenues and profits to a level where we can start considering an application for listing on the Nasdaq market in the U.S. We continue our efforts in driving the five engines of revenue and profit growth bringing more momentum to our fast-growing company: Acquisitions, internal sales force recruitment, product development, in-licensing product IP, and sales distribution agreements."

"We invested significantly in pre-integration expenses over the past few months and are well positioned to drive revenue growth and margins as we integrate this brand into our portfolio in 2023" said Salona Global CEO Luke Faulstick. "Our plan is to introduce the acquired Biodex suite of products into the athletic training and physical therapy markets through existing distribution. We will also be looking to gain revenues by cross selling Mio-Guard products into the existing Biodex distribution channel. While we have spent time and energy on this deal, we have a large pipeline of other deals I feel optimistic about as we look beyond this deal."

For  the  updates  from  Salona  Global  delivered  directly  to  your  inbox,  signup at  http://tinyurl.com/salonaglobalnewsletter.

For more information please contact:

Luke Faulstick

Chief Executive Officer

Tel: 1 (800) 760-6826

Email: Info@Salonaglobal.com

About Biodex Medical Systems

Biodex Medical Systems, Inc. is part of Mirion Medical, Inc., a group of healthcare-focused brands within Mirion Technologies (NYSE: MIR). Mirion Technologies, Inc. uses science and technology to drive treatment innovation across physical medicine, nuclear medicine and medical imaging categories. With a history of manufacturing and engineering excellence that spans more than 60 years, the Biodex™ mission is to provide innovative solutions and customer-driven support to medical facilities and wellness centers around the globe. Visit us: Biodex.com and mirion.com.

Additional Information

There can be no assurance that any acquisition (including the acquisition contemplated herein and the targets Salona Global is currently negotiating within its pipeline) will be completed or the timing of any acquisitions. Completion of any transaction will be subject to, amongst other things, negotiation and execution of definitive agreements, applicable director, shareholder and regulatory approvals.

Readers are cautioned that the financial information regarding the Acquired Assets disclosed herein  is unaudited and derived as a result of the Company's due diligence investigation of the financial records pertaining to the Acquired Assets.

Neither the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accepts responsibility for the adequacy or accuracy of this release.

Unless otherwise specified, all dollar amounts in this press release are expressed in Canadian dollars.

Certain statements contained in this press release constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. These statements can be identified by the use of forward-looking terminology such as "expects" "believes", "estimates", "may", "would", "could", "should", "potential", "will", "seek", "intend", "plan", and "anticipate", and similar expressions as they relate to the Company, including: the Company closing the acquisition disclosed herein; the performance of the Acquired Assets post-closing, including the Company expecting generation of an additional $26 million annually; the Company's plans to finance the acquisition; and the Company's expectations for the financial implications of the acquisitions. All statements other than statements of historical fact may be forward-looking information. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions, including: the Acquired Assets achieving results at least as good as their historical performance; the financial information regarding the Acquired Assets being verified when included in the Company's consolidated financial statements prepared in accordance with GAAP; the Company receiving all necessary approvals for the acquisitions; and all conditions to closing the acquisition of the Acquired Assets being satisfied or waived. Salona Global cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include but are not limited to the general business and economic conditions in the regions in which Salona Global operates; Salona Global not receiving the necessary approvals to close an acquisition; the ability of Salona Global to execute on key priorities, including the successful completion of acquisitions, business retention, and strategic plans and to attract, develop and retain key executives; difficulty integrating newly acquired businesses; the ability to implement business strategies and pursue business opportunities; disruptions in or attacks (including cyber-attacks) on Salona Global's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which Salona Global is exposed; the failure of third parties to comply with their obligations to Salona Global or its affiliates; the impact of new and changes to, or application of, current laws and regulations; granting of permits and licenses in a highly regulated business; the overall difficult litigation environment, including in the United States; increased competition; changes in foreign currency rates; increased funding costs and market volatility due to market illiquidity and competition for funding; the availability of funds and resources to pursue operations; critical accounting estimates and changes to accounting standards, policies, and methods used by Salona Global; the occurrence of natural and unnatural catastrophic events and claims resulting from such events; and risks related to COVID-19 including various recommendations, orders and measures of governmental authorities to try to limit the pandemic, including travel restrictions, border closures, non-essential business closures, quarantines, self-isolations, shelters-in-place and social distancing, disruptions to markets, economic activity, financing, supply chains and sales channels, and a deterioration of general economic conditions including a possible national or global recession; as well as those risk factors discussed or referred to in Salona Global's disclosure documents filed with United States Securities and Exchange Commission and available at www.sec.gov, and with the securities regulatory authorities in certain provinces of Canada and available at www.sedar.com. Should any factor affect Salona Global in an unexpected manner, or should assumptions underlying the forward-looking information prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking information is expressly qualified in its entirety by this cautionary statement. Moreover, Salona Global does not assume responsibility for the accuracy or completeness of such forward-looking information. The forward-looking information included in this press release is made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.